EXHIBIT 99.1

Contact:	Karen Dexter
Director, Investor Relations
(650) 367-4111

AMPEX CORPORATION TO DELIST FROM AMEX

Common Stock to be Quoted on OTC Bulletin Board

REDWOOD CITY, CA. November 19, 2003. As previously announced, Ampex Corporation appealed a notice of proposed delisting from the American Stock Exchange (“Amex”), based on recent improvements in its financial performance. The Company has now been informed that the Amex will not grant a waiver of its Continued Listing Standards, and that it will suspend trading in Ampex’s Common Shares as soon as practicable.

Ampex anticipates that its shares will be quoted on the OTC Bulletin Board where they were traded prior to listing on the Amex. The Company believes that this will allow holders adequate opportunity to trade their Common Shares.

Ampex Corporation, www.ampex.com, headquartered in Redwood City, California, is one of the world’s leading innovators and licensors of technologies for the visual information age.

This news release contains predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of l995 (collectively, “forward-looking statements”). Forward-looking statements relate to various aspects of the Company’s operations and strategies, including but not limited to the Company’s liquidity and anticipated interest expenses; the risk of significant future losses from operations; fluctuations in royalty income and quarterly results; dependence on licensed patented technology and risks of rapid technological change; the need to raise additional capital in order to meet the Company’s obligations, the effects of delisting of its Common Shares and statements that are not historical in nature. Important factors that could cause actual results to differ materially from those described in the forward-looking statements are described in cautionary statements included in this news release and/or in the Company’s Annual Report on Form 10-K for 2002 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 filed with the SEC. In assessing forward-looking statements, readers are urged to consider carefully these cautionary statements. Forward-looking statements speak only as of the date of this news release, and the Company disclaims any obligations to update such statements.